Exhibit 99.2

July 17, 2012

VMware Announces Changes in Executive Leadership and Preliminary Second Quarter Financial Results

Pat Gelsinger Will Succeed Paul Maritz as Chief Executive Officer; Maritz to Remain on VMware Board of Directors, Joins EMC as Chief Strategist; VMware Announces Record Revenues

PALO ALTO, CA — (Marketwire) — 07/17/12 — VMware today announced that Paul Maritz will be succeeded in the post as Chief Executive Officer of VMware, effective September 1, 2012, by Pat Gelsinger, currently president and chief operating officer, EMC Information Infrastructure Products. Maritz will remain a board member of VMware and will take on a new technology strategist role at EMC. Gelsinger will also be named to VMware’s Board of Directors, effective September 1, 2012.

Joe Tucci, Paul Maritz and Pat Gelsinger will participate in a financial analyst conference call today at 1:30 p.m. PT to discuss these executive changes and the opportunity ahead. The call will be broadcast live at http://ir.vmware.com or you may dial-in: 1-800-369-3179, pass code: 0717.

VMware also announced preliminary second quarter results, including record quarterly revenues of approximately $1.123 billion, up 22% over second quarter 2011, versus guidance of $1.100 billion to $1.120 billion, and second quarter non-GAAP operating margins of approximately 32% versus guidance of 30.25% to 31.25%. VMware expects full-year 2012 revenues to be between $4.540 billion and $4.635 billion with non-GAAP operating margins between 30.25% and 31.25%. VMware will discuss further details about its second quarter results and full-year business outlook during its earnings call at 2:00 p.m. Pacific Time on Monday, July 23, 2012.

“VMware has an extraordinary opportunity to help customers transform IT and deliver fundamentally more value to the businesses they serve,” commented Paul Maritz, chief executive officer, VMware. “I’m very proud to have been part of an exceptional team of people who have accomplished a great deal over the past four years. VMware has not only transformed current IT practices but is leading in bringing Cloud Computing approaches and infrastructure to enterprises — on-premise and off.”

Maritz added, “Pat, with his deep passion for technology and track record, will complement the strong management team that is already in place at VMware, recently strengthened by the promotion of Carl Eschenbach to Chief Operating Officer. This all means that I can devote my time to developing the strategy of EMC as it relates to big data and a new generation of cloud-oriented applications.”

Having spent 30 years at Intel before joining EMC, Pat has unique expertise in the x86 architecture and ecosystem underpinning the vast majority of virtualized environments today, which is broadly recognized as the foundation for Cloud Computing. At Intel, Pat was Senior Vice President and Co-General Manager of Intel’s Digital Enterprise Group, the company’s largest business group accounting for more than half of Intel’s annual revenue. Under Gelsinger’s leadership, that group was responsible for Intel’s enterprise products including clients (PC’s), Server, Embedded, Communications, Visualization and Storage products.

Gelsinger said, “The next generation of software defined-datacenters will be built by combining software with standardized hardware building blocks. VMware is uniquely positioned to be the leader in this endeavor and deliver a whole new level of value to customers and its existing important ecosystem partners. For more than ten years I have interacted with the team at VMware and have developed a deep appreciation for the people and technology of this remarkable company. I am really excited about the mission and becoming part of the team.”

“In Pat and Paul, we are fortunate to have two world-class leaders,” said Joe Tucci, chairman of VMware’s Board of Directors. “The strong teams that we now have in place at VMware and EMC allow me to ask Pat and Paul to take on two of the defining challenges and opportunities of the new, unfolding IT era: Cloud Infrastructure and big data. They have unique backgrounds and skills, and I look forward to continuing to work with both of them.”

Tucci continued, “I want to personally thank and congratulate Paul for all he’s accomplished over the past four years helping transform VMware from a technology leader in virtualization to an industry leader in Cloud Computing, and I’m excited that he’ll now be working full time on these new opportunities.”

About VMware

VMware (NYSE: VMW) is the leader in virtualization and cloud infrastructure solutions that enable businesses to thrive in the Cloud Era. Customers rely on VMware to help them transform the way they build, deliver and consume Information Technology resources in a manner that is evolutionary and based on their specific needs. With 2011 revenues of $3.77 billion, VMware has more than 350,000 customers and 50,000 partners. The company is headquartered in Silicon Valley with offices throughout the world and can be found online at www.vmware.com.

VMware is a registered trademark of VMware, Inc. in the United States and/or other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective companies.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding the timing of our senior management changes; our preliminary second quarter results; our expectations for 2012 revenues and non-GAAP operating margins; and VMware’s positioning and value proposition for customers and partners with respect to next generation data centers. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements. VMware’s expectations about its quarterly results are based on preliminary information about the second quarter of 2012 and are subject to revision. Although the quarter is now completed, VMware is still in the early stages of its standard financial reporting closing procedures. Accordingly, as VMware completes its normal quarter-end closing and review processes, actual results could differ materially from its preliminary estimates. Factors that could cause VMware’s actual results to differ materially from those contemplated by these forward-looking statements include: inaccurate data or assumptions; unforeseen expenses; changes in estimates or judgments related to tax liabilities; potential goodwill impairments; potential litigation, bad debts or other contingencies; and facts or circumstances affecting the application of VMware’s critical accounting policies, including revenue recognition. Factors that could cause VMware’s actual results to differ materially from those contemplated by the other forward-looking statements contained in this press release include but are not limited to (i) changes to priorities and levels of IT and government spending; (ii) adverse changes in general economic or market conditions; (iii) delays or reductions in information technology spending; (iv) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization and cloud computing markets, and new product and marketing initiatives by our competitors; (v) our customers’ ability to develop, and to transition to, new products and computing strategies such as cloud computing and desktop virtualization; (vi) the uncertainty of customer acceptance of emerging technology; (vii) rapid technological and market changes in virtualization software and platforms for cloud and desktop computing; (viii) changes to product development timelines; (ix) VMware’s ability to protect its proprietary technology; (x) VMware’s ability to attract and retain highly qualified employees and (xi) changes to VMware’s business plans. These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Michael Haase

VMware Investor Relations

mhaase@vmware.com

650-427-2875

Nick Fuentes

VMware Global Communications

nfuentes@vmware.com

650-427-1104